SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2004

BOYD GAMING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of

Incorporation or Organization)

1-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s telephone number,

including area code)

Explanatory Note

The purpose of this Amendment No. 1 to the Registrant’s Current Report on Form 8-K dated May 19, 2004 (the “May 19 Form 8-K”), is to amend the May 19 Form 8-K to provide, on a voluntary basis, certain pro forma financial information as it relates to the Registrant’s acquisition of Harrah’s Shreveport Hotel and Casino (the “Shreveport Partnership”), which occurred on May 19, 2004.

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004, the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2004 and the year ended December 31, 2003, and, in each case, the applicable notes thereto, prepared to give effect to the acquisition of the Shreveport Partnership by the Registrant are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c) Exhibits.

Exhibit Number	Description

2.1	Partnership Interest Purchase Agreement, dated as of January 20, 2004, by and among Harrah’s Shreveport/Bossier City Investment Company LLC, Harrah’s Bossier City Investment Company, LLC, Red River Entertainment of Shreveport Partnership in Commendam, Boyd Shreveport, L.L.C., Boyd Red River, L.L.C. and Boyd Gaming Corporation, incorporated by reference to Boyd Gaming Corporation’s Current Report on Form 8-K, filed with the Commission on January 22, 2004.

99.1	The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004, the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2004 and the year ended December 31, 2003, and, in each case, the applicable notes thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: June 17, 2004	/s/ ELLIS LANDAU
Ellis Landau Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit	Description

2.1	Partnership Interest Purchase Agreement, dated as of January 20, 2004, by and among Harrah’s Shreveport/Bossier City Investment Company LLC, Harrah’s Bossier City Investment Company, LLC, Red River Entertainment of Shreveport Partnership in Commendam, Boyd Shreveport, L.L.C., Boyd Red River, L.L.C. and Boyd Gaming Corporation, incorporated by reference to Boyd Gaming Corporation’s Current Report on Form 8-K, filed with the Commission on January 22, 2004.

99.1	The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004, the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2004 and the year ended December 31, 2003, and, in each case, the applicable notes thereto.